UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    March 18, 2019

Legacy Reserves Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38668	82-4919553
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 W. Wall, Suite 1800 Midland, Texas (Address of principal executive offices)	79701 (Zip Code)

Registrant’s telephone number, including area code:   (432) 689-5200

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ❑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                      ❑

Item 2.02	Results of Operations and Financial Condition
On March 18, 2019, Legacy Reserves Inc. (the “Company”) issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as specifically identified therein as being incorporated by reference.
Item 3.02    Unregistered Sales of Equity Securities
On March 6, 2019, the Company issued 1 million shares of its common stock, par value $0.01 (“Common Stock”), in exchange for $2.5 million aggregate principal amount of Legacy Reserves LP and Legacy Reserves Finance Corporation’s 8% Convertible Senior Notes due 2023 (the “2023 Convertible Notes”) pursuant to the Notes Exchange Agreement dated March 4, 2019 between the Company and existing holders of the 2023 Convertible Notes.
The issuance of Common Stock in exchange for the 2023 Convertible Notes was made in reliance on the exemption from registration provided in Section 3(a)(9) of the Securities Act, on the basis that the exchange constitutes an exchange with existing securityholders of the Company and no commission or other renumeration was paid or given for soliciting the exchanges.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Resignation and Appointment of Director
On March 18, 2019, Cary D. Brown provided notice to the Board of Directors (the “Board”) of the Company that he was resigning his position as a member of the Board effective March 18, 2019. In connection with Mr. Brown’s resignation, William R. Granberry was appointed to fill the vacancy on the Audit Committee of the Board.
Additionally, on March 18, 2019, the Board appointed James Daniel Westcott, the Company’s Chief Executive Officer, to fill the vacancy on the Board created by Mr. Brown’s resignation, effective March 18, 2019, and to serve as a director through the date of the next annual meeting of the Company’s stockholders and until his respective successor is duly elected and qualified, or until his earlier death, resignation, retirement, disqualification or removal. Mr. Westcott will not serve on any committee of the Board and will not receive any additional compensation for his service as a member of the Board.
There is no arrangement or understanding between Mr. Westcott and any other persons pursuant to which he was selected as a director. There are no relationships between Mr. Westcott and the Company or any of the Company’s subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
Exhibit 99.1**	Press Release, dated March 18, 2019

** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Legacy Reserves Inc.

Date: March 18, 2019	By:	/s/ James Daniel Westcott
James Daniel Westcott
Chief Executive Officer